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                                                             EXHIBIT 23.1



                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Dayton Hudson Corporation Executive Deferred Compensation Plan, the Dayton Hudson Corporation Highly Compensated Capital Accumulation Plan, the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan and the Dayton Hudson Corporation Director Deferred Compensation Plan of our reports dated March 3, 1997 with respect to the consolidated financial statements of Dayton Hudson Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended February 1, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                      /s/  ERNST & YOUNG LLP
                                      --------------------------
                                           Ernst & Young LLP


Minneapolis, Minnesota
June 25, 1997